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                                                                    EXHIBIT 22.1

                                  SUBSIDIARIES
                                  ------------


                                                                      Location
                                                                         of
                             Name of Subsidiary                    Incorporation
  --------------------------------------------------------------   -------------


       St. John Knits, Inc. ....................................    California

       St. John Trademarks, Inc. ...............................    California

       St. John Italy, Inc. ....................................    California

       St. John Home Stores, LLC. ..............................     Delaware

       St. John International, Inc. ............................     Barbados

       St. John Knits, AG. .....................................   Switzerland

       St. John de Mexico S.A. de C.V. .........................      Mexico

       St. John Company, Ltd. ..................................      Japan

       St. John Knits & Cie.S.e.n.c. ...........................    Luxemburg

       St. John Asia Limited ...................................    Hong Kong